Exhibit 10.1


                              Consulting Agreement



THIS AGREEMENT is dated for reference the 1st day of January, 2002, between ADZONE RESEARCH INC., (the "Company") a company incorporated under the laws of the State of New York with a business address at 211 Roanoke Avenue, Riverhead New York 11901, and COMMUNIQUE MEDIA SERVICES INTERNATIONAL, INC. (the "Consultant") a company incorporated under the laws of Washington with a business address at 5404 Quail Run, Blaine, Washington 98230;

NOW THEREFORE WITNESSES THAT:

WHEREAS:

         A. The Consultant is in the business of providing A. web development services and is in a position to assist the Company in its corporate web site;

         B. The Company desires to retain the Consultant as B. an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth;

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties) the parties hereto covenant and agree each with the other as follows:

1. Consultant Services

1.1 Subject to the terms and conditions hereof, the Company hereby retains the Consultant as an independent consultant and the Consultant hereby accepts and agrees to such retainer. The Consultant shall render the services (the "Services") set out in Schedule "A" hereto for and on behalf of the Company with a view to developing and maintaining for customers, media, the Company's shareholders and the general public a corporate web site concerning the Company and its business.

1.2 In performing the Services, the Consultant will:



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         1.2.1  gather all  available  information  relating  to the Company and confer with officers and directors of the Company in an effort to consolidate all such information into summary form for dissemination via a corporate web site;

         1.2.2 provide the Services honestly and diligently in an effort to promote the best interests of the Company and shall comply with and carry out all lawful and reasonable instructions and directions as given to it be the board of directors of the Company; and

         1.2.3 comply in all respects with the securities and other applicable laws of the United States and any other jurisdiction in which the Consultant may perform the Services.

1.3 The Consultant shall be available for advice and counsel to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the Services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

1.4 The Consultant covenants and agrees that the Services to be provided by the Consultant hereunder shall be performed by Leonard Braumberger ("Braumberger") and that the Consultant shall cause Braumberger to devote such of his time, skill, attention and ability to the business and affairs of the Company as may reasonably be required to perform the Services.


2. Term of Agreement

2.1 This Agreement shall commence on January 1, 2002 and have an initial term of one year expiring on December 31, 2002, subject to earlier termination of this Agreement as set forth in paragraphs 7.1, 8.1 and 8.2 hereof. Thereafter this Agreement shall be on an annual term which shall renew automatically unless either party gives not less than 30 days notice in writing to the other party that it does not intent to renew the agreement in which event this Agreement shall terminate at the expiry of the then current month.


3. Compensation

3.1 As consideration of the Services, the Company agrees to pay the Consultant a fee of $8,000.00 per month, which shall be due and payable in advance on the 1st day of each calendar month during the term of this Agreement commencing on January 1, 2002. This fee shall be payable in an equivalent amount of shares of AdZone Research stock as directed by the formula in 3.2 of this agreement.

3.2 Concurrently with the execution of this Agreement the Company shall issue, subject to the acceptance, and in compliance with the policies of the OTC exchange, AdZone


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Research shares as payment to the Consultant. The shares shall be in the form of
S-8 stock that can be registered with the company for sale at the discretion of the Consultant. The share amounts will reflect the monthly fee as follows:

Month 1: share value of $0.10 = 80,000 shares for one month = $8000.00 for one month

Month 2 through 6: share value of $0.15 = 53,333 shares per month = $8000.00 per month

Month 7 through 12: share value of $0.25 = 32,000 shares per month = $8000.00 per month


4. Common Expenses

4.1 Subject to paragraphs 4.2 and 5.1, the Company shall reimburse the Consultant for all additional expenses and other disbursements reasonably and necessarily incurred by the Consultant in performing the Services, including but not limited to printing, photography and other services requested by AdZone management on a pre-approved basis.

4.2 The Consultant shall provide the Company with an itemized list of expenses and other disbursements in respect of which the Consultant claims reimbursement pursuant to paragraph 4.1, supported by vouchers, receipts or other evidence of such expenses or disbursements having been incurred, and the Company shall not be under any obligation to reimburse any expenses or disbursements in respect of which no such supporting evidence is produced.


5. Sub-contracting and Additional Disbursements

5.1 The Consultant may, from time to time, subcontract such work or incur such additional disbursements in excess of $500 as may be reasonably and necessarily required in performing the Services including but not limited to web technology provided that all such subcontract work and related expenses shall be pre-approved by the Company.

5.2 The Company shall be directly invoiced for all subcontract work or additional disbursements, or, if mutually agreed by the Consultant and the Company, the Company shall reimburse the Consultant for all such subcontract work or additional disbursements as are pre-approved by the Company.


6. Disclosure of Information

6.1 The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Company and its affiliates that are valuable, special and unique assets and property of the Company and such affiliates. The Consultant will not, during or after the term of this Agreement, disclose, without prior written consent or authorization of the Company, any of such information to any person, except to authorized representatives of the Consultant or its affiliates on a need to know basis only, for any reason or




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purpose   whatsoever.   In  this  regard,   the  Consultant   agrees  that  such
authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.


7. Conflict of Interest

7.1 The Consultant shall be free to perform services for other persons. The Consultant will notify the Company of its performance of consulting services for any other person which could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement shall constitute the Company's ongoing consent to the Consultant's outside consulting activities.


8. Termination

8.1 The Company may terminate this Agreement at any time in the event of the failure of the Consultant to comply with any of the provisions hereunder upon the Consultant being notified in writing by the Company of such failure and failing to remedy such failure within 30 days of receiving such notice.

8.2 The Company or Consultant may terminate this Agreement at any time upon 30 calendar days notice.

8.3 Upon the termination of the retainer by either party to this Agreement, the Company shall remain liable to pay all amounts owing to the Consultant on account of Services performed pursuant to this Agreement up to the date of termination and the Consultant shall return forthwith all property of the Company then in its possession or under its control including, but not limited to, any office equipment, correspondence, documents, computer disks, notebooks, video and audio equipment and tapes, files, brochures and other tangible property.


9. Work Product

9.1 All marketing and promotional materials produced for the Company by the Consultant shall be the property of the Company, free and clear of all claims thereto by the Consultant, and the Consultant shall retain no claim of authorship therein.


10. General Provisions


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10.1 The  Agreements  shall  enure to the  benefit  of and be  binding  upon the parties to this Agreement and their respective successors and permitted assigns.

10.2 This Agreement constitutes the entire agreement between the parties with respect to the subject hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express implied or statutory between the parties other than as expressly set forth in this Agreement.

10.3 No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

10.4 Neither party hereto may assign his or its rights or obligations under this Agreement without the prior written consent of the other party hereto.

10.5 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

10.6 Any demand, notice or other communication (a "Communication") to be made or given in connection with this Agreement shall be made or given in writing and may be made by personal delivery or by registered mail addressed to the recipient at the addresses of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other. Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the 4th day, other than a Saturday, Sunday or statutory holiday in Washington, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system, which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery.

10.7 Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or prefect the full intent and meaning of this Agreement.

10.8 It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the state of Washington and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the Laws of the state of Washington shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.


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10.9 This Agreement may be executed in two counterparts  and by facsimile,  each of which shall be deemed to be an original and both of which will constitute one agreement, effective as of the date given above notwithstanding the actual date of execution.

THE PARTIES, intending to be legally bound, have executed this Agreement by their duly authorized signatories as of the date and year first above written.

ADZONE RESEARCH INC.

Per:              S/CHARLES CARDONNA
                  ------------------------------
                  Charles Cardonna, CEO

COMMUNIQUE MEDIA SERVICES INTERNATIONAL, INC.

Per:              S/LEONARD BRAUMBERGER
                  -------------------------------
                  Leonard Braumberger, President


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Schedule "A"
Services

1. Web site development

         1.1 Plan, design, write and develop the contents an programming of the company's web site concerning its products/services:

                  1.1.1 development and execution of interactive interface;
                  1.1.2 writing / editing of product information and overview;
                  1.1.3 writing / editing of corporate information and news;
                  1.1.4 contact and technical support information

         1.2      Graphic design of web interface and corporate identity

2. Web site maintenance

         2.1. Ongoing support of materials and postings for the Company's web site

         2.6 Maintaining the general upkeep (programming) of the company's web site

         2.7.     Support to Company staff in updating materials

         2.8.     Consulting on additions and/or changes for the web site





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